# California Secretary of State

**Business Programs Division**
1500 11th Street, Sacramento, CA 95814

GRESHAM WORLDWIDE, INC.
5990 GLEASON DRIVE
DUBLIN, CA 94568

## Business Amendment Filing Approved

March 1, 2024

**Entity Name:** GRESHAM WORLDWIDE, INC.
**Entity Type:** Stock Corporation - CA - General
**Entity No.:** 976644
**Document Type:** Amendment
**Document No.:** BA20240407501
**File Date:** 02/20/2024

The above referenced document has been approved and filed with the California Secretary of State. To access free copies of filed documents, go to **biz**fileOnline.sos.ca.gov and enter the entity name or entity number in the Search module.

***What's Next?***

The most up to date records may be obtained by searching for the Entity Name or Entity Number in the Search module at **biz**fileOnline.sos.ca.gov.

For further assistance, contact us at (916) 657-5448 or visit **biz**fileOnline.sos.ca.gov.

**Secretary of State**
**Certificate of Amendment of Articles of Incorporation**
***Name Change Only - Stock***

**AMDT-STK-NA**

**Filing Fee - $30.00**
**Certified Copy Fee (Optional) - $5.00**

P

For Office Use Only
**-FILED-**
File No.: BA20240407501
Date Filed: 2/20/2024

*This Space For Office Use Only*

**1. Corporation Name** (Enter the exact name of the corporation as it currently is recorded with the California Secretary of State.)

Giga-Tronics Incorporated

**2. Secretary of State Entity Number**

0976644

**3. New Corporation Name**

Enter the number, letter or other designation assigned to the provision in the Articles of Incorporation being amended (e.g., "1.", "I", "First", or "One").

Article I of the Articles of Incorporation is amended to read:

The name of the corporation is Gresham Worldwide, Inc.

**4. Approval Statements**

4a. The Board of Directors has approved the amendment of the Articles of Incorporation.

4b. Shareholder approval was (check one):

☑ By the required vote of shareholders in accordance with California Corporations Code section 902. The total number of outstanding shares of the corporation entitled to vote is 9,891,645. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50%.

OR

☐ Not required because the corporation has no outstanding shares.

**Read, sign and date below (Note: Both lines must be signed.)**

We declare under penalty of perjury under the laws of the State of California that the matters set forth herein are true and correct of our own knowledge and we are authorized by California law to sign.

| Date | Signature (Do not leave blank) | Type or Print Name of President |
|---|---|---|
| 1/19/2024 | [signature] | Jonathan Read, CEO |

| Date | Signature (Do not leave blank) | Type or Print Name of Secretary |
|---|---|---|
| 1/19/2024 | [signature] | Lutz Henckels, CFO |

B2398-8607 02/20/2024 5:00 PM Received by California Secretary of State